UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  June 28, 2006
(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES
CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2006, International Business Machines Corporation (the “Company”) entered into a new 5-year $10,000,000,000 Credit Agreement (the “Credit Agreement”). The Credit Agreement replaces the Company’s existing 5-year $10,000,000,000 Credit Agreement (the “Existing Credit Agreement”) dated May 27, 2004. The Existing Credit Agreement was not otherwise due to expire until May 27, 2009.

The Credit Agreement is entered into among the Company, each Subsidiary Borrower (as defined in the Credit Agreement), the several banks and other financial institutions from time to time parties to the Credit Agreement (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, and Citibank, N.A., as Syndication Agent.

The Credit Agreement permits the Company and its Subsidiary Borrowers to borrow up to $10 billion on a revolving basis. Borrowings of the Subsidiary Borrowers will be unconditionally guaranteed by the Company. The Company may also, upon the agreement of either the then existing Lenders, or of additional banks not currently party to the Credit Agreement, increase the commitments under the Credit Agreement up to an additional $2.0 billion. Subject to certain conditions stated in the Credit Agreement, the Company and Subsidiary Borrowers may borrow, prepay and reborrow amounts under the Credit Agreement at any time during the term of the Credit Agreement. Funds borrowed may be used for the general corporate purposes of the Company and its subsidiaries, including the support of outstanding commercial paper issuances of the Company and its subsidiaries. The Credit Agreement terminates on June 28, 2011. Interest rates on borrowings under the Credit Agreement will be based on prevailing market interest rates, as further described in the Credit Agreement. The Credit Agreement contains customary representations and warranties, covenants, events of default, and indemnification provisions.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

In the ordinary course of their respective businesses, the Lenders and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Company and its affiliates for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1                         U.S. $10,000,000,000 5-Year Credit Agreement dated as of June 28, 2006 among International Business Machines Corporation, each Subsidiary Borrower (as defined in the Credit Agreement), the several banks and other financial institutions from time to time parties to the Credit Agreement (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, and Citibank, N.A.,  as Syndication Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 29, 2006

By:	/s/ ANDREW BONZANI
Andrew Bonzani
Vice President,
Assistant General Counsel &
Assistant Secretary